UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-14710	52-2154066
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

XOMA Corporation

2910 Seventh Street

Berkeley, CA 94710

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 204-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agenus Purchase Agreement

On November 5, 2015, XOMA Corporation (the “Company” or “XOMA”) and Agenus West, LLC, a wholly-owned subsidiary of Agenus Inc. (“Agenus”), entered into an asset purchase agreement (the “Agenus Purchase Agreement”), pursuant to which Agenus agreed, subject to the terms and conditions set forth in the Agenus Purchase Agreement, to acquire XOMA’s manufacturing facility in Berkeley, California, together with certain related assets, including certain intellectual property related to the purchased assets under an intellectual property license agreement, and to assume certain liabilities of XOMA, in consideration for the payment to XOMA of approximately $5.0 million in cash and the issuance to XOMA of shares of Agenus’s common stock having an aggregate value of up to $1.0 million. The Agenus Purchase Agreement is expected to close by December 31, 2015.

The description of the Agenus Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agenus Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2015.

ATM Sales Agreement

On November 12, 2015, XOMA entered into an at the market issuance (“ATM”) Sales Agreement (the “Agreement”) with Cowen and Company, LLC (“Cowen”) under which the Company may offer and sell from time to time at its sole discretion shares of its common stock having an aggregate offering price of up to $75,000,000 through Cowen as its sales agent.

Cowen may sell the common stock by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Act”), including without limitation sales made by means of ordinary brokers’ transactions on The NASDAQ Global Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. Cowen will use commercially reasonable efforts to sell the common stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Cowen a commission of 3.0% of the gross sales proceeds of any common stock sold through Cowen under the Agreement. The Company has also provided Cowen with customary indemnification rights.

The Company is not obligated to make any sales of common stock under the Agreement. The offering of shares of the Company’s common stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Agreement, or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

5.1	Opinion of Cooley LLP

10.1	Sales Agreement, dated November 12, 2015, by and between XOMA Corporation and Cowen and Company, LLC

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2015	XOMA Corporation

	By:	/s/ Russell J. Wood
Russell J. Wood
Sr. Corporate Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description

5.1	Opinion of Cooley LLP

10.1	Sales Agreement, dated November 12, 2015, by and between XOMA Corporation and Cowen and Company, LLC

23.1	Consent of Cooley LLP (included in Exhibit 5.1)